UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2006 (December 7, 2006)

Date of Report (Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth under Item 2.03 of this report on Form 8-K with respect to the Hickory Purchase Agreement (as defined therein) is hereby incorporated to this Item 1.01 by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On December 7, 2006, International Paper Company (the “Company”) issued and sold a US$4,423,000,000.00 floating rate promissory note due December 7, 2016 and accruing interest at LIBOR plus 100 bps (the “IP Debt Security”) to Basswood Forests LLC (“Basswood”), a Delaware limited liability company. The Company has, indirectly, a 40% voting interest and a 96% economic interest in Basswood. The IP Debt Security was issued and sold as part of a series of transactions to finance certain timber notes issued by various purchasers of the Company’s forestlands (the “Timber Notes”) in an aggregate principal amount of US$4,425,505,324.86. A copy of the IP Debt Security is filed as Exhibit 4.1 hereto. The Timber Notes were initially issued to Sustainable Forests L.L.C. (“SF LLC”), a Delaware limited liability company that is wholly owned by the Company and its affiliates, on October 30, 2006 and November 3, 2006. The Timber Notes mature on August 25, 2016 (subject to a mechanism to extend their maturity date) and are supported by letters of credit (the “Letters of Credit”) issued by four banks, namely The Royal Bank of Scotland plc., ABN AMRO Bank N.V., Dexia Crédit Local and Société Générale.

Prior to the issuance of the IP Debt Security, on November 30, 2006, SF LLC contributed the Timber Notes to Basswood as consideration for all of the membership interests in Basswood. On December 7, 2006, several transactions were completed in connection with the financing of the Timber Notes. First, SF LLC contributed to Hickory Forests LLC (“Hickory”), a newly formed Delaware limited liability company, a membership interest in Basswood and certain other assets together with a US$369,350,000.00 promissory note (the “IP Hickory Note”) that had been issued by the Company to SF LLC. The IP Hickory Note has the same maturity and interest rate as the IP Debt Security. A copy of the IP Hickory Note is filed as Exhibit 4.2 hereto. Second, pursuant to a Purchase Agreement (the “Hickory Purchase Agreement”) between SF LLC and RBIP, Inc., a Delaware corporation (“RBIP”), RBIP purchased from SF LLC a membership interest in Hickory for cash consideration of US$174,650,949.55. A copy of the Hickory Purchase Agreement is filed as Exhibit 10.1 hereto. Third, Basswood entered into a credit agreement, dated December 7, 2006, with Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch (“Rabobank”) as Lender and as Administrative Agent (the “Credit Agreement”) under which Basswood borrowed an amount equal to US$4,425,505,000.00 and under which Rabobank received a security interest in the Timber Notes, the Letters of Credit and other assets of Basswood. The loan made under the Credit Agreement (the “Loan”) matures on September 12, 2015. Finally, with the proceeds of the Loan, Basswood purchased the IP Debt Security from the Company for a purchase price equal to US$4,423,000,000.00 and pledged the IP Debt Security to Rabobank as security for the loan.

The IP Debt Security incorporates by reference the covenants set forth in the 5-year Credit Agreement of the Company, dated as of March 31, 2006, as the same may be amended from time to time (the “5-year Credit Agreement”). The IP Hickory Note incorporates by reference the covenants set forth in the 5-year Credit Agreement, as in effect on December 7, 2006. Said 5-year Credit Agreement has been previously filed on April 3, 2006. Each of the IP Debt Security and the IP Hickory Note may be accelerated in the event of a default of payment or a breach of the other obligations set forth therein, subject in certain cases to any applicable grace periods, or upon the occurrence of certain insolvency or bankruptcy-related events. The proceeds from the sale of the IP Debt Security will be used to retire debt and for other general corporate purposes in connection with the Company’s previously announced transformation plan.

The Company has analyzed the above transactions in accordance with the requirements of U.S. generally accepted accounting principles and determined that it is not the primary beneficiary of either Basswood or Hickory.

Accordingly, the assets and liabilities of Basswood and Hickory will not be reflected in the Company’s consolidated balance sheet. In addition, for financial reporting purposes, the liabilities under the IP Debt Security and IP Hickory Note will be reduced by the value of SF LLC’s membership interests in Basswood and Hickory, respectively.

Notwithstanding the accounting treatment described in the preceding paragraph, however, the Company is and will remain liable for the full amount of the IP Debt Security and the IP Hickory Note. The maximum potential amount of future payments (undiscounted) that the Company may be required to make under each of the IP Debt Security and IP Hickory Note equals their respective principal amounts plus accrued interest.

ITEM 9.01. FINANCIAL	STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit 4.1:	IP Debt Security, dated December 7, 2006, issued by International Paper Company to Basswood Forests LLC

Exhibit 4.2:	IP Hickory Note, dated December 7, 2006, issued by International Paper Company to Hickory Forests LLC

Exhibit 10.1:	Purchase Agreement, dated December 7, 2006, by and between Sustainable Forests L.L.C. and RBIP, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY (Registrant)

By:	/S/ MAURA ABELN SMITH
Name:	Maura Abeln Smith
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: December 13, 2006

EXHIBIT INDEX

Exhibit 4.1:	IP Debt Security, dated December 7, 2006, issued by International Paper Company to Basswood Forests LLC

Exhibit 4.2:	IP Hickory Note, dated December 7, 2006, issued by International Paper Company to Hickory Forests LLC

Exhibit 10.1:	Purchase Agreement, dated December 7, 2006, by and between Sustainable Forests L.L.C. and RBIP, Inc.